EX-99.906CERT

CERTIFICATIONS

W. Whitfield Gardner, Principal Executive Officer, and Angela A. Simmons, Principal Financial Officer, of Chesapeake Investment Trust (the “Registrant”), each certify to the best of his/her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2024 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRINCIPAL EXECUTIVE OFFICER	PRINCIPAL FINANCIAL OFFICER

Chesapeake Investment Trust	Chesapeake Investment Trust

/s/ W. Whitfield Gardner	/s/ Angela A. Simmons
W. Whitfield Gardner, Chairman and Chief Executive Officer	Angela A. Simmons, Treasurer and Principal Financial Officer

Date: July 2, 2024	Date: July 2, 2024

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Chesapeake Investment Trust and will be retained by Chesapeake Investment Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Securities and Exchange Commission.